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                                    EXHIBIT 3.2


                            AMENDED AND RESTATED BYLAWS

                                         OF

                       INLAND RETAIL REAL ESTATE TRUST, INC.






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                            AMENDED AND RESTATED BYLAWS

                                         OF
                       INLAND RETAIL REAL ESTATE TRUST, INC.


                                     ARTICLE I
                              OFFICES AND FISCAL YEAR

     SECTION 1. REGISTERED OFFICE/AGENT. Inland Retail Real Estate Trust, Inc. (the "Company") shall continuously maintain in the State of Maryland a registered office and a registered agent whose office is identical with such registered office. The address of the Company's registered office in the State of Maryland is 300 East Lombard Street, Baltimore, Maryland 21202. The name of the Company's registered agent at such address is The Corporation Trust Incorporated. The Company reserves the power to change its registered agent and registered office at any time.

     SECTION 2. PRINCIPAL OFFICE. The post office address of the principal office of the Company in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.

     SECTION 3. OTHER OFFICES. The Company may also have offices other than its principal office at such other places both within and without the State of Maryland as the Board of Directors of the Company (the "Board") may from time to time determine or as the business of the Company may require.

     SECTION 4. FISCAL AND TAXABLE YEARS. The fiscal and taxable years of the Company shall begin on January 1 and end on December 31.


                                     ARTICLE II
                                    STOCKHOLDERS

     SECTION 1. ANNUAL MEETING. An annual meeting of the stockholders of the Company (the "Stockholders") shall be held on the first Tuesday in May of each year, commencing in 1999, or on such other day in May as the Board may determine; provided, however, such meeting shall not be held less than 30 days after delivery of the annual report to the Stockholders. The purpose of each annual meeting of the Stockholders is to elect directors of the Company (the "Directors") and to transact such other business, as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the Stockholders may be called by the chairman, the president, a majority of the Directors or a majority of the Independent Directors (as defined in the Articles of Incorporation of the Company), and shall be called by the secretary or another officer of the Company upon written request (which request states the purpose of the meeting and the matter(s) to be acted upon) of Stockholders holding in the aggregate not less than 10% of the outstanding shares of capital stock of the


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Company ("Shares") entitled to vote at such meeting.  Upon receipt of such a written request, the secretary of the Company shall inform the Stockholders making the request of the reasonably estimated cost of preparing and mailing a notice of such meeting; and upon payment of these costs to the Company, notify each Stockholder entitled to notice of the meeting not less than fifteen (15) nor more than sixty (60) days prior to the date of such meeting. Unless requested by the Stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the Stockholders held during the preceding 12 months.

     SECTION 3. PLACE OF MEETINGS. Each meeting of the Stockholders for the election of Directors shall be held at the principal executive offices of the Company unless the Board shall by resolution designate any other place for such meeting. Meetings of Stockholders for any other purpose may be held at such place, within or without the State of Maryland, and at such time as shall be determined pursuant to Section 2 of this Article II, and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     SECTION 4. NOTICE OF MEETINGS. Except as provided in the second sentence of Section 2 of this Article II, not less than ten (10) nor more than ninety (90) days before an annual or a special meeting of Stockholders, the secretary shall give to each Stockholder entitled to vote at such meeting and to each Stockholder not entitled to vote who is entitled to notice of the meeting, written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail, by presenting it to such Stockholder personally or by leaving it at such Stockholder's residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Stockholder at its post office address which appears in the records of the Company, with postage thereon prepaid.

     SECTION 5. SCOPE OF NOTICE. Any business of the Company may be transacted at an annual meeting of Stockholders without being specifically designated in the notice required in Section 4 of this Article II, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of Stockholders except as specifically designated in the notice.

     SECTION 6. WAIVER OF NOTICE. Anything in these Bylaws to the contrary notwithstanding, with respect to any meeting of the Stockholders, any Stockholder who in person or by proxy shall have waived in writing notice of the meeting, either before or after such meeting, or who shall attend the meeting in person or by proxy, shall be deemed to have waived notice of such meeting unless such Stockholder attends for the express purpose of objecting, at the beginning of the meeting, and does so object to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 7. QUORUM; MANNER OF ACTING AND ORDER OF BUSINESS. Subject to any other provision of these Bylaws, the Articles of Incorporation of the Company, as amended and restated (the "Articles"), and the Maryland General Corporation Law (the "MGCL"), as to the vote that is required for a specified action, the presence in person or by

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proxy of the holders of a majority of the outstanding Shares entitled to vote at any meeting of Stockholders shall constitute a quorum for the transaction of business and may, without the necessity for concurrence by the Directors, vote to elect the Directors. The vote of the holders of a majority of the Shares entitled to vote, present in person or represented by proxy at a meeting at which a quorum is present, shall be binding on all Stockholders, unless the vote of a greater number or voting by classes is required by the MGCL, the Articles or these Bylaws. The Stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of Stockholders such that less than a quorum is present.

     In the absence of a quorum, Stockholders holding a majority of the Shares present in person or by proxy and entitled to vote, or if no Stockholders are present, any officer entitled to preside at or act as secretary of the meeting, may adjourn the meeting to another time and place. Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present. No notice of an adjourned meeting need be given if the time and place are announced at the meeting at which the adjournment is taken except that, if adjournment is for more than 120 days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to Section 4 of this Article II.

     Meetings of the Stockholders shall be presided over by the chairman, or in his absence by the president, or in his absence by a vice president, or in the absence of the foregoing persons by a chairman designated by the Board, or in the absence of such designation, by a chairman chosen at the meeting. The secretary of the Company shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The order of business at all meetings of the Stockholders shall be determined by the chairman. The order of business so determined, however, may be changed by vote of the holders of a majority of the Shares present in person or represented by proxy at a meeting at which a quorum is present.

     SECTION 8. VOTING; PROXIES. (a) Except as provided in paragraph (b) of this Section 8, or the Articles, each Stockholder of record on the record date, as determined pursuant to Section 6 of Article VI of these Bylaws, shall be entitled to one vote for every Share registered in his name. Each Stockholder entitled to vote at any meeting of Stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person to act for him by proxy. No proxy shall be valid after 11 months from its date of execution, unless the proxy provides for a longer period.

     (b) Notwithstanding any other provision in these Bylaws, Subtitle 7 of Title 3 of the MGCL (or any successor statute) shall not apply to any acquisition by The Inland Group, Inc., a Delaware corporation, or any affiliate of The Inland Group, Inc. This Section 8(b) may be altered or repealed, in whole or in part, by a majority of the Directors (including a majority of the Independent Directors) at any time.

     SECTION 9. FIXING DATE FOR DETERMINATION OF SHAREHOLDERS OF RECORD. In order that the Company may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of Shares or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be (i) more than ninety (90) nor less than ten (10) days before the date of such meeting nor (ii) more than ninety (90) days prior to any other action. If no record date is fixed:
(a) the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (b) the record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

     SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS. Any Shares registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president, a vice president, a general partner or trustee thereof, as the case may be, or by a proxy appointed by any of the foregoing individuals, unless some other person, who has been appointed to vote such Shares pursuant to a bylaw or a resolution of the governing board of such corporation or other entity or agreement of the partners of the partnership, presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such Shares. Any trustee or other fiduciary may vote Shares registered in his name as such fiduciary, either in person or by proxy.

     Shares of the Company directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding Shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding Shares at any given time.

     The Directors may adopt by resolution a procedure by which a Stockholder may certify in writing to the Company that any Shares registered in the name of the Stockholder are held for the account of a specified person other than the Stockholder. The resolution shall set forth the class of Stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; and any other provisions with respect to the procedure which the Directors consider necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the Stockholder of record of the specified Shares in place of the Stockholder who makes the certification.


     SECTION 11.  INSPECTORS OF ELECTION.

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     (a) In advance of any meeting of Stockholders, the Board may appoint inspectors of election to act at each meeting of Stockholders and any adjournment thereof. If inspectors of election are not so appointed, the chairman of the meeting may, and upon the request of any Stockholder or his proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If appointed at the meeting upon the request of one or more Stockholders or proxies, the vote of the holders of a majority of Shares present in person or by proxy shall determine whether one or three inspectors are appointed. In any case, if any person appointed as an inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Directors in advance of the meeting or at the meeting by the person acting as chairman.

     (b) The inspector(s) of election shall determine the number of outstanding Shares, the Shares represented at the meeting and the existence of a quorum, shall receive votes or consents, shall count and tabulate all votes and shall determine the result; and in connection therewith, the inspector(s) shall determine the authority, validity and effect of proxies, hear and determine all challenges and questions, and do such other ministerial acts as may be proper to conduct the election or vote with fairness to all Stockholders. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. If no inspectors of election are appointed, the secretary shall pass upon all questions and shall have all other duties specified in this Section 11.

     (c) Upon request of the chairman of the meeting or any Stockholder or his proxy, the inspector(s) of election shall make a report in writing of any challenge or question or other matter determined by him and shall execute a certificate of any fact found in connection therewith. Any such report or certificate shall be filed with the record of the meeting.

     SECTION 12.  REPORTS TO STOCKHOLDERS.

     (a) The Directors shall submit to the Stockholders at or before the annual meeting of Stockholders a report of the business and operations of the Company during such fiscal year, containing a balance sheet and a statement of income and surplus of the Company, accompanied by the certification of an independent certified public accountant, and such further information as the Directors may determine is required pursuant to any law or regulation to which the Company is subject or is deemed desirable. Within the earlier of twenty (20) days after the annual meeting of Stockholders or one hundred and twenty (120) days after the end of the fiscal year of the Company, the Directors shall place the annual report on file at the principal office of the Company and with any governmental agencies as may be required by law and as the Directors may deem appropriate.

     (b) Not later than forty-five (45) days after the end of each of the first three (3) quarterly periods of each fiscal year, the Directors shall deliver or cause to be delivered an interim report to the Stockholders containing unaudited financial statements for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, and such

                                   5
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further information as the Directors may determine is required pursuant to any law or regulation to which the Company is subject or is deemed desirable.

     SECTION 13. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The secretary shall make, at least ten (10) days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of Shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any Stockholder who is present.

     SECTION 14. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of Stockholders may be taken without a meeting if a unanimous consent in writing, setting forth such action, is signed by each Stockholder entitled to vote on the matter and any other Stockholder entitled to notice of a meeting of Stockholders (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the Stockholders.

     SECTION 15.  NOMINATIONS AND STOCKHOLDER BUSINESS.

     (a)  ANNUAL MEETINGS OF STOCKHOLDERS.

          (1) Nominations of persons for election to the Board and the proposal of business to be considered by the Stockholders may be made at an annual meeting of Stockholders: (i) pursuant to the Company's notice of meeting;
(ii) by or at the direction of the Board; or (iii) by any Stockholder of the Company who was a Stockholder of record at the time of giving of notice provided for in this Section 15(a), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 15(a).


          (2) For nominations or other business to be properly brought before an annual meeting by a Stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 15, the Stockholder must have given timely notice thereof in writing to the secretary of the Company. To be timely, a Stockholder's notice shall be delivered to the secretary at the principal executive offices of the Company not less than 45 days before the date on which the Company first mailed its notice of meeting and accompanying proxy materials for the prior year's annual meeting of Stockholders. Such Stockholder's notice shall set forth: (i) as to each person whom the Stockholder proposes to

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nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected);
(ii) as to any other business that the Stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of such Stockholder, as they appear on the Company's books, and that of such beneficial owner, and the class and number of Shares which are owned beneficially and of record by such beneficial owner and such Stockholder.

          (3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 15 to the contrary, in the event that the number of Directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board made by the Company at least 70 days prior to the first anniversary of the preceding year's annual meeting, a Stockholder's notice required by this Section 15(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company.

     (b) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Company's notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of Stockholders at which Directors are to be elected: (i) pursuant to the Company's notice of meeting; (ii) by or at the direction of the Board; or (iii) provided that the Board has determined that Directors shall be elected at such special meeting, by any Stockholder of the Company who is a Stockholder of record at the time of giving of notice provided for in this Section 15(b), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this
Section 15(b). In the event the Company calls for a special meeting of Stockholders for the purpose of electing one or more Directors to the Board, any such Stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Company's notice of meeting, if the Stockholder's notice required by paragraph (a)(2) of this Section 15 shall be delivered to the secretary at the principal executive offices of the Company not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

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     (c)  ACCESS TO RECORDS.  Any Stockholder and any designated representative thereof shall be permitted access to all records of the Company at all reasonable times, and may inspect and copy any of them for purposes specified below. Inspection of the Company's books and records by a state securities administrator shall be provided upon reasonable notice and during normal business hours at the business office of the Company. In addition, an alphabetical list of names, addresses and business telephone numbers of the Stockholders of the Company along with the number of Shares held by each of them (the "Stockholder List") shall be maintained and updated quarterly as part of the books and records of the Company and shall be available for inspection by any Stockholder or the Stockholder's designated agent at the business office of the Company upon the request of the Stockholder. A copy of the Stockholder List shall be mailed to any Stockholder requesting the Stockholder List within ten days of the request. The copy of the Stockholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). The Company may impose a reasonable charge for expenses incurred in reproducing such list. The permitted purposes for which a Stockholder may request a copy of the Stockholder List include, without limitation, matters relating to Stockholders' voting rights under the Articles and the exercise of Stockholders' rights under federal proxy laws and regulations. If the advisor of the Company (the "Advisor") or the Directors neglect or refuse to exhibit, produce or mail a copy of the Stockholder List as requested in accordance with and as required by applicable law and the Articles, the Advisor and the Directors shall be liable to any Stockholder requesting the Stockholder List, for the costs, including reasonable attorneys' fees, incurred by that Stockholder for compelling the production of the Stockholder List, and for actual damages suffered by any Stockholder by reason of such refusal or neglect. It shall be a defense to such liability that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is to secure such list of Stockholders or other information for the purpose of selling such Stockholder List or copies thereof, or of using the same for a commercial purpose or other purpose not in the interest of the applicant as a Stockholder relative to the affairs of the Company. The Company may require the Stockholder requesting the Stockholder List to represent that the Stockholder List is not requested for a commercial purpose unrelated to the Stockholder's interest in the Company. The remedies provided hereunder to Stockholders requesting copies of the Stockholder List are in addition to, and shall not in any way limit, other remedies available to Stockholders under federal law, or the laws of any state.

     (d)  GENERAL.

          (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 15 shall be eligible to serve as Directors and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 15. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 15 and, if any proposed nomination or business is not in compliance with this Section 15, to declare that such defective nomination or business proposal be disregarded.

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          (2)  For purposes of this Section 15, "public announcement" shall mean disclosure in a press release prepared by or on behalf of the Company and reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

          (3) Notwithstanding the foregoing provisions of this Section 15, a Stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 15. Nothing in this Section 15 shall be deemed to affect any rights of Stockholders to request inclusion of proposals in any of the Company's proxy statements pursuant to Rule 14a-8 under the Exchange Act.


                                    ARTICLE III
                                 BOARD OF DIRECTORS

     SECTION 1. GENERAL POWERS. The business and affairs of the Company shall be managed by or under the direction of the Board. Unless otherwise provided by the Articles, Directors need not be Stockholders. A Director shall be an individual at least 21 years of age who is not under legal disability.

     SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of Directors of the Company shall initially be three (3). At any regular meeting or at any special meeting called for that purpose, by the affirmative vote of at least a majority of the Directors (including a majority of the Independent Directors), the Board may increase or decrease the number of Directors; provided, that the number thereof shall not be fewer than three (3) nor more than eleven (11); and provided further, that the tenure of office of a Director shall not be affected by any decrease in the number of Directors.

     SECTION 3. RESIGNATIONS AND REMOVAL. Any Director may resign by written notice to the Board, effective upon execution and delivery to the Company of such written notice or upon any future date specified in the notice. A Director may be removed at any time, with or without cause, at an annual or special meeting of the Stockholders, by the affirmative vote of the holders of not less than a majority of Shares then outstanding and entitled to vote generally in the election of Directors.

     SECTION 4. MEETINGS. Meetings of the Board may be called by or at the request of the chairman, the president, a majority of the Directors or a majority of the Independent Directors. The person or persons authorized to call meetings of the Board may fix any place as the place for holding any meeting of the Board called by them. Meetings of the Board may be held within or outside the State of Maryland.

     SECTION 5. BUSINESS OF MEETINGS. Except as otherwise expressly provided in these Bylaws, any and all business may be transacted at any meeting of the Board.

     SECTION 6. NOTICE OF MEETINGS. Notice of any meeting shall be given to each Director at his principal place of business: (i) at least two days previous thereto if delivered by messenger, overnight courier or facsimile; or
(ii) at least five  days previous thereto if mailed.

     SECTION 7. ATTENDANCE BY TELEPHONE. Directors may participate in meetings of the Board by means of conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear and speak to one another, and such participation shall constitute presence in person at the meeting.

     SECTION 8. QUORUM AND MANNER OF ACTING; ADJOURNMENT. Subject to the following sentence, a majority of the Directors shall constitute a quorum for the transaction of business at any meeting of the Board and the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board. If less than a majority of such Directors are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Articles or these Bylaws, the vote of a majority of Independent Directors is required for action, a quorum must also include a majority of such group.

     SECTION 9. ACTION WITHOUT A MEETING. Any action which could be taken at a meeting of the Board may be taken without a meeting if all of the Directors consent to the action in writing and the writing or writings are filed with the minutes of proceedings of the Board.

     SECTION 10. FILLING OF VACANCIES. If for any reason any or all the Directors cease to be Directors, such event shall not terminate the Company or affect these Bylaws or the powers of the remaining Directors hereunder (even if fewer than three Directors remain). If a vacancy in the Board of Directors shall occur (whether arising through death, resignation or through an increase in the number of Directors), the vacancy shall be filled by the affirmative vote of a majority of the remaining Directors, at any regular meeting or any special meeting called for that purpose, even though less than a quorum of the Board of Directors may exist. Any vacancy in the number of Directors created as a result of the removal of a Director by the Stockholders shall be filled by a majority vote of the Stockholders. Any Director may resign at any time and may be removed with or without cause at an annual or special meeting of Stockholders by the affirmative vote of the holders of not less than a majority of the outstanding Shares entitled to vote generally in the election of Directors. Any individual so elected as Director shall hold office for the unexpired term of the Director he is replacing.

     SECTION 11. COMPENSATION OF DIRECTORS. The Board shall have the authority to fix the compensation of Directors, unless otherwise provided in the Articles.

     SECTION 12. PRESIDING OFFICER. The presiding officer at any meeting of the Board shall be the chairman, or in his absence, any other Director elected chairman by vote of a majority of the Directors present at the meeting.


     SECTION 13. COMMITTEE. The Board will designate an Audit Committee consisting of at least two Independent Directors. The Audit Committee shall
(i) make recommendations concerning the engagement of independent public accountants, (ii) review the plans and results of the audit engagement with the independent public accountants, (iii) approve professional services provided by, and the independence of, the independent public accountants,
(iv) consider the range of audit and non-audit fees, and (v) consult with the independent public accountants regarding the adequacy of the Company's internal accounting controls.


     The Board may establish an Executive Committee consisting of three Directors, including two Independent Directors. The Executive Committee, to the extent provided by the Board and otherwise permitted by law, shall have and exercise all of the authority of the Board in the management of the Company, such Executive Committee to keep minutes of its proceedings and report the same to the Board when required.

     The Board may establish an Executive Compensation Committee consisting of three Directors, including two Independent Directors, to establish compensation policies and programs for the Company's executive officers. The Executive Compensation Committee will exercise all powers of the Board in connection with establishing and implementing compensation matters, including incentive compensation and benefit plans.

     The Board may establish such other committees as the Directors deem appropriate and appoint the members thereof. Service on such committees shall be at the pleasure of the Board, which may by a majority vote taken in accordance with these Bylaws, increase or decrease committee membership, remove a committee member and appoint members to fill vacancies in a committee. Any committee of the Board shall make such reports as required by the Board available to the entire Board for review and any necessary action by the Board.

     Nothing in this Section 13 shall be construed as precluding the Board or officers from appointing such other committees as they deem necessary and proper, to aid in the management and operation of the Company's business.

     SECTION 14. RELIANCE. Each Director, officer, employee and agent of the Company shall, in the performance of his duties with respect to the Company, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Company, upon an opinion of counsel or upon reports made to the Company by any of its officers or employees or by the Advisor, accountants, appraisers or other experts or consultants selected by the Board or officers of the Company, regardless of whether such counsel or expert may also be a Director.

                                     ARTICLE IV
                                      OFFICERS

     SECTION 1. NUMBER. The officers of the Company may consist of the chairman, the president, one or more vice presidents (the number thereof to be determined by the Board), the secretary, the treasurer and such assistant secretaries and assistant treasurers or any other officers thereunto authorized or elected by the Board. Any two or more offices may be held by the same person.

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Company shall be elected by the Board at their first meeting and thereafter at any subsequent meeting and shall hold their offices for such term as determined by the Board. Each officer shall hold office until his successor is duly elected and qualified, or until his death or disability, or until he resigns or is removed from his duties in the manner hereinafter provided.

     SECTION 3. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by a majority of the Directors then in office, at any meeting of the Board. Any officer may resign at any time by giving written notice to the Company. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein.

     SECTION 4. VACANCIES. A vacancy in any office because of death, resignation or removal or any other cause may be filled by the Board.


     SECTION 5. CHAIRMAN. The chairman shall be the chief executive officer of the Company. The chairman shall preside at all meetings of the Board, and at all Stockholders' meetings, whether annual or special, at which he or she is present and shall exercise such other powers and perform such other duties as the Board may from time to time assign to him or her or as may be prescribed by these Bylaws. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Company, or a different mode of execution is expressly prescribed by the Board or these Bylaws, the chairman may execute for the Company certificates for its Shares and any contracts, deeds, mortgages, bonds or other instruments which the Board have authorized to be executed, and the chairman may accomplish such execution either under or without the seal of the Company, or either individually or with the secretary, any assistant secretary or any other officer thereunto authorized by the Board, according to the requirements of the form of the instrument or applicable law.

     SECTION 6. PRESIDENT. The president shall be the chief operating officer of the Company. Subject to the direction and control of the Board, the president shall be in charge of the business of the Company; the president shall see that the resolutions and directions of the Board are carried into effect, except in those instances in which that responsibility is specifically assigned to some other person by the Board; and in general, the president shall discharge all duties incident to the office of president and such other duties as may be prescribed by the Board from time to time. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the

Company, or a different mode of execution is expressly prescribed by the Board or these Bylaws, the president may execute for the Company, certificates for its Shares, and any contracts, deeds, mortgages, bonds or other instruments which the Board have authorized to be executed, and the president may accomplish such execution either under or without the seal of the Company, or either individually or with the secretary, any assistant secretary or any other officer thereunto authorized by the Board, according to the requirements of the form of the instrument or applicable law. The president may vote all securities which the Company is entitled to vote, except as and to the extent such authority shall be vested in a different officer or agent of the Company by the Board.

     SECTION 7. VICE PRESIDENT. The vice president (or in the event there be more than one vice president, each of the vice presidents), if one shall be elected, shall assist the president in the discharge of the president's duties, as the president may direct, and shall perform such other duties as from time to time may be assigned to him or her by the president or by the Board. In the absence of the president or in the event of the president's inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the Board, or in the absence of any designation, then in the order of seniority of tenure as vice president) shall perform the duties of the president, and when so acting, shall have the powers of and be subject to all the restrictions upon the president. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Company, or a different mode of execution is expressly prescribed by the Board or these Bylaws, the vice president (or each of them if there are more than one) may execute for the Company, certificates for its Shares and any contracts, deeds, mortgages, bonds or other instruments which the Board have authorized to be executed, and he or she may accomplish such execution either under or without the seal of the Company, and either individually or with the secretary, any assistant secretary or any other officer thereunto authorized by the Board, according to the requirements of the form of the instrument or applicable law.

     SECTION 8. TREASURER. The treasurer shall be the chief financial officer of the Company. The treasurer shall: (i) have charge of and be responsible for the maintenance of the adequate books and records for the Company; (ii) have charge and custody of all funds and securities of the Company, and be responsible therefor and for the receipt and disbursement thereof; and
(iii) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the president or by the Board. If required by the Board, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board may determine.

     SECTION 9. SECRETARY. The secretary shall: (i) record the minutes of the Stockholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be custodian of the corporate books and records and of the seal of the Company;
(iv) keep a register of the post-office address of each Stockholder which shall be furnished to the secretary by such Stockholder; (v) sign with the chairman or the president or a vice president or any other officer thereunto authorized by the Board, certificates for the Shares, and any contracts, deeds, mortgages, bonds or other instruments which the Board have authorized to be executed, according to the requirements of the form of the instrument or applicable law, except when a different mode of execution is expressly prescribed by the Board or these Bylaws; (vi) have general charge of the stock transfer books of the Company;
and (vii) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the Board.

     SECTION 10. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the Board. When the secretary is unavailable, any assistant secretary may sign with the president, or a vice president, or any other officer thereunto authorized by the Board, any contracts, deeds, mortgages, bonds or other instruments according to the requirements of the form of the instrument or applicable law, except when a different mode of execution is expressly prescribed by the Board or these Bylaws. The assistant treasurers shall if required by the Board, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board shall determine.

     SECTION 11. SALARIES. The salaries of the officers shall be fixed from time to time by the Board (or an appropriately designated committee of the Board) and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Company.


                                     ARTICLE V
                       CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1. CONTRACTS. The Board may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company and such authority may be general or confined to specific instances.

     SECTION 2. LOANS. No loans shall be contracted on behalf of the Company and no evidences of indebtedness shall be issued in its name, unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

     SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or officers or agent or agents of the Company and in such manner as shall from time to time be determined by resolution of the Board.

     SECTION 4. DEPOSITS. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board may designate.

                                     ARTICLE VI
                               SHARES OF EQUITY STOCK

     SECTION 1. RECORDS AND CERTIFICATES. Records shall be kept by or on behalf of the Company, which shall contain the names and addresses of Stockholders, the number of Shares held by them, respectively, and the number of certificates, if any, representing the Shares, and in which there shall be recorded all transfers of Shares. Every Stockholder shall be entitled to a certificate signed by the chairman, or the president or a vice president, and by the secretary or an assistant secretary of the Company, certifying the class and number of Shares owned by him in the Company, provided that any and all signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he or it were such officer, transfer agent or registrar at the date of issue. Each certificate representing Shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets of the Company upon liquidation or which are redeemable at the option of the Company, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Company may set forth upon the face or back of the certificate a statement that the Company will furnish to any Stockholder, upon request and without charge, a full statement of such information.

     SECTION 2. TRANSFER AGENTS AND REGISTRARS. The Company may serve as the transfer agent and registrar of the Shares, or the Board may, in its discretion, appoint one or more responsible banks or trust companies as the board may deem advisable, from time to time, to act as transfer agents and registrars of Shares. No certificate for Shares shall be valid until countersigned by the transfer agent and registered by the registrar.

     SECTION 3. STOCKHOLDERS' ADDRESSES. Every Stockholder or transferee shall furnish the secretary or a transfer agent with the address to which notice of meetings and all other notices may be served upon or mailed to such Stockholder or transferee, and in default thereof, such Stockholder or transferee shall not be entitled to service or mailing of any such notice.

     SECTION 4. LOST CERTIFICATES. In the event a certificate for Shares is lost, stolen or destroyed, the Board, in its discretion, or any transfer agent duly authorized by the Board in its discretion, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed. The Company may require the owner of the lost, stolen or destroyed certificate or his legal representative to give the Company a bond sufficient to indemnify the Company against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertified Shares.

     SECTION 5. DISTRIBUTIONS TO STOCKHOLDERS. To the extent permitted by the MGCL and subject to any restrictions contained in the Articles, the Directors may declare and pay dividends upon the Shares in the manner and upon the terms and conditions provided by the MGCL and the Articles.

     SECTION 6. RECORD DATES. The Board may set, in advance, a record date for the purpose of determining Stockholders entitled to notice of or to vote at any meeting of Stockholders, or Stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of Stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of Stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of Stockholders is to be held or taken.

     In lieu of fixing a record date, the Board may provide that the stock transfer books shall be closed for a stated period but not longer than 20 days. If the stock transfer books are closed for the purpose of determining Stockholders entitled to notice of or to vote at a meeting of Stockholders, such books shall be closed for at least ten days before the date of such meeting.

     If no record date is fixed and the stock transfer books are not closed for the determination of Stockholders: (a) the record date for the determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of Stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Directors, declaring the dividend or allotment of rights, is adopted.

     When a determination of Stockholders entitled to vote at any meeting of Stockholders has been made as provided in this Section 6, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the transfer books and the stated period of closing has expired.

     SECTION 7. TRANSFERS OF SHARES. Shares of the Company may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates, or by written power of attorney to sell, assign and transfer the same, signed by the record holder thereof; but no transfer shall affect the right of the Company to pay any distribution upon the Shares to the holder of record thereof, or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Company.

     SECTION 8. REPURCHASE OF SHARES ON OPEN MARKET. The Company may purchase its Shares on the open market and invest its assets in its own Shares, provided that in each case the consent of the Board shall have been obtained.

                                    ARTICLE VII
                           INDEMNIFICATION AND INSURANCE

     Capitalized terms used in this Article VII and not otherwise defined shall have the meanings set forth in the Articles.

     SECTION 1.  INDEMNIFICATION.

     (a) Subject to paragraphs (b), (c) and (d) of this Section 1, the Company shall, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with Section 2-418 of the MGCL, indemnify and pay, advance or reimburse reasonable expenses to any Director, officer, employee and agent of the Company and the Advisor and its Affiliates (each an "Indemnified Party").

     (b) As long as the Company qualifies as a REIT, it shall not indemnify nor pay, advance or reimburse expenses to an Indemnified Party unless: (i) the Indemnified Party has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company;
(ii) the Indemnified Party was acting on behalf of or performing services on the part of the Company; (iii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party except that in the event the Indemnified Party is or was an Independent Director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to be held harmless is recoverable only out of the Net Assets of the Company and not from the Stockholders.

     (c) As long as the Company qualifies as a REIT and notwithstanding anything to the contrary in Section 1(b) of this Article VII, the Company shall not indemnify a Director, officer, employee or agent of the Company or the Advisor or its Affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

     (d) The Company may advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Section 2-418 of the Maryland General Corporation Law, and, as long as the Company qualifies as a REIT, only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified
Party for or on behalf of the Company; (ii) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Party receiving such advances undertakes in writing to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

     (e) Neither the amendment nor repeal of this Article VII, nor the adoption or amendment of any other provision of the Bylaws or the Articles inconsistent with this Article VII, shall apply to or affect in any respect the applicability of the preceding paragraphs with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.


     SECTION 2. INDEMNIFICATION INSURANCE. The Company shall have the power to purchase and maintain insurance on behalf of an indemnified party against any liability asserted which was incurred in any such capacity with the Company, or arising out of such status; provided, however, that the Company shall not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under the provisions of this Article VII. Nothing contained herein shall constitute a waiver by any Indemnified Party of any right which he, she or it may have against any party under federal or state securities laws.

                                    ARTICLE VIII
                                        SEAL

     SECTION 1. SEAL. The Board may authorize the adoption of a seal by the Company. The seal shall have inscribed thereon the name of the Company and the year of its organization. The Board may authorize one or more duplicate seals and provide for the custody thereof.

     SECTION 2. AFFIXING SEAL. Whenever the Company is required to place its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Company.


                                     ARTICLE IX
                                     AMENDMENTS

     Unless otherwise provided in the Articles, these Bylaws may be altered, amended or repealed and new Bylaws, not inconsistent with the Articles or the laws of the State of

Maryland or other applicable law, may be adopted at any properly constituted meeting of the Board by a majority vote of the Directors present at the meeting, except that in the case of a matter which requires greater than a majority vote of the Directors, any amendment with respect to such matter must be approved by a vote of Directors equal to or greater than the number of votes required under these Bylaws to effectuate the matter in question.